THIRD AMENDMENT TO DATACENTER LEASE

THIS THIRD AMENDMENT TO DATACENTER LEASE (this “Amendment”) is made and entered into as of (but not necessarily on) the latest date of execution shown on the signature page hereto (the “3A Effective Date”), by and between DIGITAL 55 MIDDLESEX, LLC, a Delaware limited liability company (“Landlord”), and CONSTANT CONTACT, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have heretofore entered into that certain Datacenter Lease dated January 1, 2011 (the “Original Lease”), as amended by that certain First Amendment to Datacenter Lease dated May 11, 2012 (“1A”), and that certain Second Amendment to Datacenter Lease dated February 26, 2016 (“2A”; the Original Lease, as amended by 1A and 2A, the “TKD Lease”), covering (i) certain pathway rights (the “Pathways”) and (ii) two (2) separately demised spaces, consisting of (a) approximately 2,000 square feet of space, known as Suite 409, and (b) approximately 2,425 square feet of space, known as Suite 418A (collectively, the “Premises”), in that certain building (the “Building”) located at 55 Middlesex Turnpike, Bedford, Massachusetts;

WHEREAS, Landlord and Tenant entered into that certain Office Space Rider dated May 11, 2012 (the “OS Rider”; together with the TKD Lease, collectively, the “Lease”), which supplements the TKD Lease, covering approximately 135 square feet of office space in Suite 317 of the Building (the “OS Tenant Space”);

WHEREAS, each capitalized term or phrase used in this Amendment shall have the same meaning as the meaning ascribed to such term or phrase in the Lease unless expressly otherwise defined in this Amendment;

WHEREAS, Landlord and Tenant desire to further modify the terms of the Lease in accordance with the terms and conditions herein provided.

NOW, THEREFORE, for and in consideration of good and valuable consideration paid by each party hereto to the other, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant hereby agree as follows:

1.Suite 409 Extension Term.

A.    Currently, the portion of the Premises located in Suite 409 of the Building is scheduled to be surrendered to Landlord on June 30, 2018, subject to Tenant’s exercise of the Suite 409 Extension Option pursuant to Section 2.C of 2A. Landlord and Tenant acknowledge and agree that Tenant has timely exercised the Suite 409 Extension Option. Accordingly, notwithstanding anything in the Lease to the contrary, effective as of and from and after the 3A Effective Date, the Term of the Lease, as it relates to Suite 409, shall be extended for a period of twenty-four (24) calendar months (the “3A Suite 409 Extended Term”), commencing July 1, 2018 and expiring June 30, 2020 (the “3A Suite 409 Amended Surrender Date”).

B.    Notwithstanding anything in the Lease to the contrary, Tenant agrees to surrender Suite 409 to Landlord no later than the 3A Suite 409 Amended Surrender Date, and acknowledges and agrees that the terms and conditions stated in Sections 1.A and 1.B of 2A shall apply in connection with such surrender, the same as if the 3A Suite 409 Amended Surrender Date was the Suite 409 Surrender Date (as defined in Section 1.A of 2A). For the avoidance of doubt, all references in the Lease to the Suite 409 Surrender Date shall be deemed to refer to the 3A Suite 409 Amended Surrender Date.

C.    Effective as of the 3A Effective Date, Section 2.C of 2A is hereby deleted in its entirety and of no further force or effect.

2.Base Rent. Currently, Base Rent under the Lease is as set forth in Section 4 of 2A and the parties acknowledge and agree that Tenant shall continue to pay such Base Rent during the remainder of the Term of the Lease, as extended by 2A. Notwithstanding anything in the Lease to the contrary, Tenant agrees to pay Base Rent, as it relates to Suite 409, during the 3A Suite 409 Extended Term (the “3A Suite 409 Extended Term Base Rent”), according to the following schedule:

Period	3A Suite 409 Extended Term Base Rent
July 1, 2018 – December 31, 2018	$35,596.80/month
January 1, 2019 – December 31, 2019	$36,664.70/month
January 1, 2020 – June 30, 2020	$37,764.65/month

3.Landlord’s Address for Notices. Notwithstanding anything in the Lease to the contrary, effective as of and from and after the 3A Effective Date, the following shall be Landlord’s addresses for notices:

Digital 55 Middlesex, LLC c/o Digital Realty Trust, L.P. 10 Post Office Square Boston, MA 02109 Attention: Asset Manager Facsimile No. (857) 366-9998 E-mail: leaseadministration@digitalrealty.com
With copies to:

Stutzman, Bromberg, Esserman & Plifka, A Professional Corporation
2323 Bryan Street, Suite 2200
Dallas, TX 75201
Attention: Noah K. Hansford Facsimile No. (214) 969-4999
E-mail: hansford@sbep-law.com

4.Tenant Estoppel. Tenant hereby (a) acknowledges, to the best of Tenant’s knowledge, that Landlord is not in default under the Lease as of the date this Amendment is executed by Tenant, and (b) confirms, to the best of Tenant’s knowledge, that, as of the date this Amendment is executed by Tenant, Landlord has no outstanding obligations with respect to the Tenant Space that would, with the passage of time, the giving of notice, or both, result in Landlord being in default under the Lease.

5.Commissions. Tenant represents that it has dealt with no broker, agent or other person in connection with this Amendment and that no broker, agent or other person brought about this Amendment. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, losses, costs or expenses (including attorneys’ fees and expenses) by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to the transaction contemplated by this Amendment. The provisions of this paragraph shall survive the expiration of the Term of the Lease or any renewal or extension thereof.

6.Confidentiality. Notwithstanding anything to the contrary contained in the Lease, each party agrees that the terms and provisions of this Amendment are confidential and constitute proprietary information of the parties and shall be governed by Section 17.19 of the Lease as though the terms hereof were originally part of the Lease.

7.Miscellaneous.
A.    In the event that the terms of the Lease conflict or are inconsistent with those of this Amendment, the terms of this Amendment shall govern.
B.    The Lease is hereby amended as and where necessary, even though not specifically referred to herein, in order to give effect to the terms of this Amendment. Except as amended by this Amendment, the terms of the Lease shall remain in full force and effect.
C.    Submission of this Amendment for examination does not constitute an offer, right of first refusal, reservation of, or option for any premises in the Building. This Amendment shall become effective only upon execution and delivery by both Landlord and Tenant.

D.    This Amendment may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same Amendment. Landlord and Tenant agree that the execution of this Amendment by electronic means (including by use of DocuSign (or similar) and/or by use of digital signatures) and/or the delivery of an executed copy of this Amendment by facsimile or e-mail shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Amendment had been delivered.

E.    Each of Landlord and Tenant represents to the other party that the person executing this Amendment on its behalf is duly authorized to execute and deliver this Amendment pursuant to its respective by-laws, operating agreement, resolution or other legally sufficient authority. Further, each party represents to the other party that (i) if it is a partnership, the undersigned are all of its general partners, (ii) it has been validly formed or incorporated, (iii) it is duly qualified to do business in the state in which the Building is located, and (iv) this Amendment is being executed on its behalf and for its benefit.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed on the respective dates set forth below, to be effective as of the 3A Effective Date.

LANDLORD:

DIGITAL 55 MIDDLESEX, LLC, a Delaware limited liability company
By: Digital Realty Trust, L.P., its manager
By: Digital Realty Trust, Inc., its general partner
By: /s/ David Lucey
Name: David Lucey
Title: Vice President, Global Asset Management
Date: 8/7/2017

TENANT:

CONSTANT CONTACT, INC., a Delaware corporation
By: /s/ Kurt Littlefield
Name: Kurt Littlefield
Its: SVP Customer Operations
Date: 8/7/2017